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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT


PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report    (Date of earliest event reported)
          July 10, 1996             (June 28, 1996)


                        CSG SYSTEMS INTERNATIONAL, INC.
            (Exact name of registrant as specified in its charter)

DELAWARE                            0-27512               47-0783182
(State or other jurisdiction     (Commission            (IRS Employer
of incorporation)                File Number)         Identification No.)


        5251 DTC Parkway, Suite 625, Englewood, Colorado 80111
         (Address of principal executive offices)   (Zip Code)



Registrant's telephone number, including area code:  (303) 796-2850
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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

On June 28, 1996, CSG Systems International, Inc. (the "Company") acquired all of the capital stock of Bytel Limited, an English company ("Bytel"), from Cray Systems Ltd. ("Cray") and Digital Equipment Company Ltd ("DEC"). The total purchase price was approximately $4.7 million consisting of cash payments of approximately $3.1 million and assumption of certain payables owing by Bytel to DEC of approximately $1.6 million. The cash payments included payment of certain receivables owing by Bytel to Cray and payments to Cray pursuant to an Administration and Development Services Agreement between Bytel and Cray entered into in connection with the acquisition. The cash portion of the purchase price was paid out of corporate funds. Bytel provides customer management software systems to the cable and telecommunications industries in the United Kingdom.


ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
          EXHIBITS

(a)       Financial statements of businesses acquired.

          Audited financial statements of Bytel for the fiscal year ended April 30, 1996 are currently not available and will be filed as soon as practicable, but no later than September 11, 1996.

(b)       Pro forma financial information.

          Pro forma financial information for the Company and Bytel is not currently available and will be filed as soon as practicable, but no later than September 11, 1996.

(c)       Exhibits.

          The following exhibits are included:

          2.16 Share Purchase Agreement among Cray Systems Ltd., Digital Equipment Company Ltd. and CSG Systems International, Inc. dated June 28, 1996

          2.17 Administration and Development Services Agreement between Cray Systems Ltd. and Bytel Limited dated June 28, 1996

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       CSG SYSTEMS INTERNATIONAL, INC.


Dated: July 10, 1996                   By:      /s/ Randy Wiese
      --------------                      --------------------------------
                                                    Randy Wiese
                                                     Controller
                                           (Principal Accounting Officer)
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                        CSG SYSTEMS INTERNATIONAL, INC.


                                 EXHIBIT INDEX



Exhibit
Number                            Description
- - - -------                           -----------

2.16 Share Purchase Agreement among Cray Systems Ltd., Digital Equipment Company Ltd. and CSG Systems International, Inc. dated June 28, 1996

2.17 Administration and Development Services Agreement between Cray Systems Ltd. and Bytel Limited dated June 28, 1996